Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 28 to Registration Statement No. 33-14190 of Merrill Lynch Funds for Institutions Series of our report dated June 24, 2005 appearing in the Annual Report to shareholders of Merrill Lynch Funds for Institutions Series, consisting of Merrill Lynch Premier Institutional Fund, Merrill Lynch Institutional Fund, Merrill Lynch Government Fund, Merrill Lynch Treasury Fund and Merrill Lynch Institutional Tax-Exempt Fund (each a separate series of Merrill Lynch Funds for Institutions Series) for the year ended April 30, 2005, and to the references to us under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
August 24, 2005